As filed with the Securities and Exchange Commission on June 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Terra Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Terra Property Trust, Inc.

550 Fifth Avenue, 6th Floor

New York, NY 10036

(212) 753-5100

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Vikram S. Uppal

Terra Property Trust, Inc.

550 Fifth Avenue, 6th Floor

New York, NY 10036

(212) 753-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston Michael J. Kessler Alston & Bird LLP 1201 W. Peachtree Street NW Atlanta, GA 30309 (404) 881-7000 Fax: (404) 253-8447	Brad L. Shiffman Thomas A. Cournoyer Blank Rome LLP 1271 Avenue of the Americas New York, NY 10021 Tel: (212) 885-5000 Fax: (212) 885-5001

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-255321

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
% Notes due 20	$15,000,000	100%	$15,000,000	$1,636.50

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.
(2)	Includes notes that may be issued pursuant to the underwriters’ option to purchase additional notes

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Terra Property Trust, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), and hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-11 (File No. 333-255321), including the preliminary prospectus and the exhibits thereto, initially filed on April 16, 2021, and declared effective on June 2, 2021, as amended by pre-effective amendments thereto.

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description
5.1	Opinion of Alston & Bird LLP (incorporated by reference to Exhibit 5.1 to the Registrant’s Form S-11 filed with the SEC on April 16, 2021)
8.1	Opinion of Alston & Bird LLP with respect to certain tax matters (incorporated by reference to Exhibit 8.1 to the Registrant’s Form S-11/A filed with the SEC on May 28, 2021)
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1)
23.3	Consent of KPMG LLP

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 2, 2021.

Terra Property Trust, Inc.

By:	/s/ Vikram S. Uppal
Vikram S. Uppal
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board	June 2, 2021
Andrew M. Axelrod

/s/ Vikram S. Uppal	Director and Chief Executive Officer	June 2, 2021
Vikram S. Uppal	(Principal Executive Officer)

/s/ Gregory M. Pinkus	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary	June 2, 2021
Gregory M. Pinkus	(Principal Financial and Accounting Officer)

*	Director	June 2, 2021
Roger H. Beless

*	Director	June 2, 2021
Michael L. Evans

* By:	/s/ Gregory M. Pinkus
Power-of-Attorney